Exhibit 10.10
Cortland Bancorp
Amended Director Retirement Agreement
     This Amended Director Retirement Agreement (this “Agreement”) is entered into as of this 18th day of December, 2007, by and between Cortland Bancorp (the “Company”), a bank holding company located in Cortland, Ohio, and Richard B. Thompson, a director of the Company (the “Director”).
     Whereas, to encourage the Director to remain a member of the Company’s board of directors, the Company entered into a Director Retirement Agreement with the Director dated as of October 1, 2001, as amended February 24, 2004, providing for specified retirement benefits for the Director after termination of director service, payable from the Company’s general assets,
     Whereas, none of the conditions or events included in the definition of the term “golden parachute payment” that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Company, is contemplated insofar as the Company or the Cortland Savings and Banking Company is concerned, and
     Whereas, the Company and the Director intend that this Agreement shall amend and restate in its entirety the October 1, 2001 Director Retirement Agreement, as amended February 24, 2004.
     Now Therefore, in consideration of the foregoing premises and other good and valuable consideration, the receipt and acceptance of which are hereby acknowledged, the Director and the Company hereby agree as follows.
Article 1
Definitions
     1.1 “Accrual Balance” means the liability that should be accrued by the Company under generally accepted accounting principles (“GAAP”) for the Company’s obligation to the Director under this Agreement, by applying Accounting Principles Board Opinion No. 12, as amended by Statement of Financial Accounting Standards No. 106, and the calculation method and discount rate specified hereinafter. The Accrual Balance at Normal Retirement Age shall equal the present value of the normal retirement benefits. The discount rate means the rate used by the Plan Administrator for determining the Accrual Balance. The rate is based on the yield on a 20-year corporate bond rated Aa by Moody’s, rounded to the nearest 1/4%. The Plan Administrator may adjust the discount rate to maintain the rate within reasonable standards according to GAAP.
     1.2 “Beneficiary” means each designated person, determined according to Article 4, or the estate of the deceased Director, entitled to benefits, if any, at the Director’s death.

     1.3 “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Director completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.
     1.4 “Change in Control” means a change in control as defined in Code section 409A and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury, including —
     (a) Change in ownership: a change in ownership of the Company occurs on the date any one person or group accumulates ownership of Company stock constituting more than 50% of the total fair market value or total voting power of Company stock,
     (b) Change in effective control: (x) any one person, or more than one person acting as a group, acquires within a 12-month period ownership of Company stock possessing 30% or more of the total voting power of Company stock, or (y) a majority of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of the Company’s board of directors, or
     (c) Change in ownership of a substantial portion of assets: a change in ownership of a substantial portion of the Company’s assets occurs if in a 12-month period any one person or more than one person acting as a group acquires from the Company assets having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the Company’s assets immediately before the acquisition or acquisitions. For this purpose, gross fair market value means the value of the Company’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.
     1.5 “Code” means the Internal Revenue Code of 1986, as amended, and rules, regulations, and guidance of general application issued by the Department of the Treasury under the Internal Revenue Code of 1986, as amended.
     1.6 “Disability” means, because of a medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of at least 12 months, (x) the Director is unable to engage in any substantial gainful activity, or (y) the Director is receiving income replacement benefits for a period of at least three months under an accident and health plan. Medical determination of disability may be made either by the Social Security Administration or by the provider of an accident or health plan covering employees of the Company or its subsidiaries. Upon request of the Plan Administrator, the Director must submit proof to the Plan Administrator of the Social Security Administration’s or provider’s determination.
     1.7 “Early Termination” means Separation from Service before Normal Retirement Age for reasons other than death, Disability, or Termination for Cause. Early Termination excludes a Separation from Service governed by section 2.4.

     1.8 “Effective Date” means October 1, 2001.
     1.9 “Normal Retirement Age” means the Director’s 70th birthday.
     1.10 “Plan Administrator” or “Administrator” means the plan administrator described in Article 7.
     1.11 “Plan Year” means each 12-month period from the Effective Date of this Agreement.
     1.12 “Separation from Service” means the Director’s service as a director and independent contractor to the Company and any member of a controlled group, as defined in Code section 414, terminates for any reason, other than because of a leave of absence approved by the Company or the Director’s death. For purposes of this Agreement, if there is a dispute about the status of the Director or the date of the Director’s Separation from Service, the Company shall have the sole and absolute right to decide the dispute unless a Change in Control shall have occurred.
     1.13 “Termination for Cause” or “Cause” means the Director is not nominated by the board or nominating committee for reelection as a director after the expiration of his current term, or the Director is removed from the board of directors, in either case —
     (a) because of the Director’s gross negligence or gross neglect of duties, or
     (b) because of the Director’s commission of a felony, or commission of a misdemeanor involving moral turpitude, or
     (c) because of the Director’s fraud, disloyalty, dishonesty, or willful violation of any law or significant policy of the Company committed in connection with the Director’s service and resulting in an adverse effect on the Company, or
     (d) because the Director is removed from service or permanently prohibited from participating in the Company’s or the Cortland Savings and Banking Company’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. 1818(e)(4) or (g)(1)].
Article 2
Lifetime Benefits
     2.1 Normal Retirement. For Separation from Service on or after Normal Retirement Age, the Company shall pay to the Director the benefit described in this section 2.1 instead of any other benefit under this Agreement. However, no benefits shall be payable if this Agreement terminates under Article 5.
     2.1.1 Amount of benefit. The annual benefit under this section 2.1 is $10,000.

     2.1.2 Payment of benefit. Beginning with the month immediately after the month in which the Director’s Separation from Service occurs, the Company shall pay the annual benefit to the Director in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Director for ten years.
     2.2 Early Termination. After Early Termination, the Company shall pay to the Director the benefit described in this section 2.2 instead of any other benefit under this Agreement. However, no benefits shall be payable if this Agreement terminates under Article 5. Neither the Director nor the Company shall be entitled to elect in the 12-month period after a Change in Control between the benefit under this section 2.2 versus the benefit under section 2.4. If the Director’s Separation from Service occurs within 12 months after a Change in Control, no benefit shall be payable under this section 2.2 and the Director shall instead be entitled to the benefit under section 2.4 or, if the Director first attained Normal Retirement Age, section 2.1.
     2.2.1 Amount of benefit. The annual benefit under this section 2.2 is calculated as the amount that fully amortizes the Accrual Balance existing at the end of the month immediately before the month in which Separation from Service occurs, amortizing that Accrual Balance over ten years and taking into account interest at the discount rate or rates established by the Plan Administrator.
     2.2.2 Payment of benefit. Beginning with the month immediately after the month in which the Director attains Normal Retirement Age, the Company shall pay the annual benefit to the Director in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Director for ten years.
     2.3 Disability Benefit. If the Director’s Separation from Service occurs because of Disability before Normal Retirement Age, the Company shall pay to the Director the benefit described in this section 2.3 instead of any other benefit under this Agreement.
     2.3.1 Amount of benefit. The annual benefit under this section 2.3 is calculated as the amount that fully amortizes the Accrual Balance existing at the end of the month immediately before the month in which Separation from Service occurs, amortizing that Accrual Balance over ten years and taking into account interest at the discount rate or rates established by the Plan Administrator.
     2.3.2 Payment of benefit. Beginning with the month immediately after the month in which the Director attains Normal Retirement Age, the Company shall pay the annual benefit to the Director in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Director for ten years.
     2.4 Change in Control. If the Director’s Separation from Service occurs within 12 months after a Change in Control, the Company shall pay to the Director the benefit described in this section 2.4 instead of any other benefit under this Agreement. However, no benefits shall be payable under this Agreement if this Agreement terminates under Article 5. Neither the Director nor the Company shall be entitled to elect in the 12-month period after a Change in Control between the benefit under this section 2.4 versus the Early Termination benefit under section 2.2.

If the Director’s Separation from Service occurs within 12 months after a Change in Control, no benefit shall be payable under section 2.2 and the Director shall instead be entitled to the benefit under this section 2.4. But if the Director shall have attained Normal Retirement Age when Separation from Service within 12 months after a Change in Control occurs, the Director shall be entitled solely to the benefit provided by section 2.1, not this section 2.4.
     2.4.1 Amount of benefit. The benefit under this section 2.4 is the Accrual Balance on the date of the Director’s Separation from Service.
     2.4.2 Payment of benefit. The Company shall pay this benefit to the Director in a single lump sum three days after the Director’s Separation from Service.
     2.5 Lump-Sum Payout of Remaining Normal Retirement Benefit, Early Termination Benefit, or Disability Benefit When a Change in Control Occurs. If a Change in Control occurs while the Director is receiving the Normal Retirement Age benefit under section 2.1, the Company shall pay the remaining salary continuation benefits to the Director in a single lump sum three days after the Change in Control. If a Change in Control occurs after Separation from Service but while the Director is receiving or is entitled at Normal Retirement Age to receive the Early Termination benefit under section 2.2 or the Disability benefit under section 2.3, the Company shall pay the remaining salary continuation benefits to the Director in a single lump sum three days after the Change in Control. The lump-sum payment due to the Director as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to the particular benefit when the Change in Control occurs.
     2.6 Annual Benefit Statement. Within 120 days after the end of each Plan Year the Plan Administrator shall provide or cause to be provided to the Director an annual benefit statement showing benefits payable or potentially payable to the Director under this Agreement. Each annual benefit statement shall supersede the previous year’s annual benefit statement. If there is a contradiction between this Agreement and the annual benefit statement concerning the amount of a particular benefit payable or potentially payable to the Director under sections 2.2, 2.3, or 2.4 hereof, the amount of the benefit determined under the Agreement shall control.
     2.7 Savings Clause Relating to Compliance with Code Section 409A. If any provision of this Agreement would subject the Director to additional tax or interest under Code section 409A, the Company shall reform the provision. However, the Company shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Director to additional tax or interest, and the Company shall not be required to incur any additional compensation expense as a result of the reformed provision.
     2.8 One Benefit Only. Despite anything to the contrary in this Agreement, the Director and Beneficiary are entitled to one benefit only under this Agreement, which shall be determined by the first event to occur that is dealt with by this Agreement. Except as provided in section 2.5 or Article 3, subsequent occurrence of events dealt with by this Agreement shall not entitle the Director or Beneficiary to other or additional benefits under this Agreement.

Article 3
Death Benefits
     3.1 Death Before Normal Retirement Age and Before Separation from Service. If the Director dies before Normal Retirement Age and before Separation from Service, 30 days after the Director’s death the Company shall pay to the Director’s Beneficiary in a single lump sum an amount equal to the Accrual Balance on the date of the Director’s death.
     3.2 Death After Normal Retirement Age but Before Separation from Service. If the Director dies after Normal Retirement Age but before Separation from Service, the Company shall for a period of ten years pay to the Director’s Beneficiary the Normal Retirement Benefit specified in section 2.1.
     3.3 Death Before Normal Retirement Age but After Separation from Service. (a) After payments begin. If, a Separation from Service before Normal Retirement Age having previously occurred, the Director dies after Early Termination benefits under section 2.2 or Disability benefits under section 2.3 begin but before receiving all such payments, the Company shall pay the remaining benefits to the Director’s Beneficiary at the same time and in the same amounts the payments would have been made to the Director had the Director survived.
     (b) Before payments begin. If, a Separation from Service before Normal Retirement Age having previously occurred, the Director is entitled at Normal Retirement Age to the Early Termination benefit under section 2.2 or the Disability benefit under section 2.3 but dies before the benefit payments begin, the Company shall pay to the Director’s Beneficiary the Early Termination benefit under section 2.2 or the Disability benefit under section 2.3, as the case may be, but the benefit payments shall begin on the first day of the month immediately after the month in which the Director’s death occurs.
     3.4 Death After Separation from Service After Normal Retirement Age. (a) After payments begin. If, a Separation from Service on or after Normal Retirement Age having previously occurred, the Director dies after benefit payments under section 2.1 begin but before receiving all such payments, the Company shall pay the remaining benefits to the Director’s Beneficiary at the same time and in the same amounts the payments would have been made to the Director had the Director survived.
     (b) Before payments begin. If, a Separation from Service on or after Normal Retirement Age having previously occurred, the Director is entitled to the benefit under section Article 2.1 but dies before the benefit payments begin, beginning with the month immediately after the month in which the Director’s death occurs the Company shall pay to the Director’s Beneficiary the Normal Retirement benefit under section 2.1.
Article 4
Beneficiaries
     4.1 Beneficiary Designations. The Director shall have the right to designate at any time a Beneficiary to receive any benefits payable under this Agreement after the Director’s death. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Director participates.
     4.2 Beneficiary Designation: Change. The Director shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Director’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Director or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Director shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator before the Director’s death.
     4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted, and acknowledged in writing by the Plan Administrator or its designated agent.
     4.4 No Beneficiary Designation. If the Director dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Director, then the Director’s spouse shall be the designated Beneficiary. If the Director has no surviving spouse, the benefits shall be made to the personal representative of the Director’s estate.
     4.5 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person. The Company may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit. Distribution shall completely discharge the Company from all liability for the benefit.
Article 5
General Limitations
     5.1 Termination for Cause. Despite any contrary provision of this Agreement, the Company shall not pay any benefit under this Agreement and this Agreement shall terminate if the Director’s Separation from Service is the result of Termination for Cause. Likewise, no benefits shall be paid under the Split Dollar Agreement and Endorsement, as amended, between the Company and the Director and the Split Dollar Agreement and Endorsement, as amended, also shall terminate if Separation from Service is the result of Termination for Cause. The board of directors or a duly authorized committee of the board shall have the sole and absolute right to determine whether the bases for denial of benefits for cause exist. Benefits may be denied for cause regardless of whether the Director continued to serve as a director after the board or committee made its determination not to nominate the Director for reelection.

     5.2 Misstatement. The Company shall not pay any benefit under this Agreement if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.
     5.3 Removal. If the Director is removed or permanently prohibited from participating in the Company’s or the Cortland Savings and Banking Company’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, and the Split Dollar Agreement and Endorsement, as amended, also shall terminate.
     5.4 Default. Despite any contrary provision of this Agreement, if the Company or the Cortland Savings and Banking Company is in “default” or “in danger of default,” as those terms are defined in section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x), all obligations under this Agreement shall terminate.
     5.5 FDIC Open-Bank Assistance. All obligations under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the Cortland Savings and Banking Company, when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Cortland Savings and Banking Company under the authority contained in section 13(c) of the Federal Deposit Insurance Act. 12 U.S.C. 1823(c). Any rights of the parties that have already vested shall not be affected by such action, however.
Article 6
Claims and Review Procedures
     6.1 Claims Procedure. The Company shall notify any person or entity that makes a claim for benefits under this Agreement (the “Claimant”) in writing, within 90 days of Claimant’s written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (w) the specific reasons for such denial, (x) a specific reference to the provisions of the Agreement on which the denial is based, (y) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (z) an explanation of the Agreement’s claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.
     6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Said petition shall state the specific reasons, which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Company, but notice of this deferral shall be given to the Claimant.
Article 7
Administration of Agreement
     7.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator consisting of the Company’s board of directors or such committee or person(s) as the board shall appoint. The Director may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (x) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (y) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.
     7.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative), and may from time to time consult with counsel, who may be counsel to the Company.
     7.3 Binding Effect of Decisions. The decision or action of the Plan Administrator about any question arising out of the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Director or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the discount rate and calculation method employed in the determination of the Accrual Balance.
     7.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.
     7.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation from Service of the Director, and such other pertinent information as the Plan Administrator may reasonably require.

Article 8
Miscellaneous
     8.1 Amendment and Termination. This Agreement may be amended solely by a written agreement signed by the Company and by the Director. Except as provided in Article 5, this Agreement may be terminated solely by a written agreement signed by the Company and by the Director.
     8.2 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, successors, administrators, and transferees.
     8.3 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain a Director of the Company nor does it interfere with the right of the Company’s shareholders not to re-elect the Director or the right of shareholders or the Board to remove an individual as a director of the Company. The Agreement also does not require the Director to remain a director or interfere with the Director’s right to terminate service at any time.
     8.4 Non-Transferability. Benefits under this Agreement may not be sold, transferred, assigned, pledged, attached, or encumbered.
     8.5 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Director, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement had no succession occurred.
     8.6 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.
     8.7 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.
     8.8 Unfunded Arrangement. The Director and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay benefits. The rights to benefits are not subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director’s life is a general asset of the Company to which the Director and Beneficiary have no preferred or secured claim.
     8.9 Entire Agreement. This Agreement and the Split Dollar Agreement and Endorsement, as amended, constitute the entire agreement between the Company and the Director concerning the subject matter hereof. No rights are granted to the Director under this Agreement other than those specifically set forth herein. This Agreement amends and restates in its entirety the Director Retirement Agreement dated as of October 1, 2001, as amended February 24, 2004.
     8.10 Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Agreement, shall continue in full force and effect to the full extent consistent with law.
     8.11 Captions and Counterparts. Captions and section headings in this Agreement are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     8.12 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. If to the Company, notice shall be given to the board of directors, Cortland Bancorp, 194 W. Main Street, P.O. Box 98, Cortland, Ohio 44410-1466, or to such other or additional person or persons as the Company shall have designated to the Director in writing. If to the Director, notice shall be given to the Director at the address of the Director appearing on the Company’s records, or to such other or additional person or persons as the Director shall have designated to the Company in writing.
     In Witness Whereof, the Director and a duly authorized Company officer have executed this Amended Director Retirement Agreement as of the date first written above.

Director	Cortland Bancorp

By:
Richard B. Thompson
Title:

Beneficiary Designation
Cortland Bancorp
Amended Director Retirement Agreement
     I, Richard B. Thompson, designate the following as beneficiary of any death benefits under this Amended Director Retirement Agreement:

Primary:

Contingent:

Note:	To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
          I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature:
Richard B. Thompson

Date:		,	200___

Received by the Company this day of , 200____.

By:

Title: